Exhibit 10.47

DATA443 RISK MITIGATION, INC.

NOTICE OF RESTRICTED STOCK GRANT

in accordance with the

data443 risk mitigation, inc. 2023 Equity incentive plan

Hand Delivered and Via Email – [Insert Grantee’s Email Address]

[Insert Grantee Name]

[Insert Grantee Address]

Dear [Insert Grantee Name],

You have been granted restricted shares of the Common Stock of DATA443 RISK MITIGATION, Inc. (the “Company”) as follows, subject to the terms of the DATA443 RISK MITIGATION, Inc. 2023 Equity Incentive Plan and the attached Restricted Stock Award Agreement.

Date of Grant:	[Insert Date of Grant]

Total Number of Restricted Shares:	[Insert # of Shares of Restricted Stock Granted]

Vesting Schedule:	Subject to the Plan and the Restricted Stock Award Agreement, the shares of Restricted Stock shall become vested as follows:

[Insert Applicable Vesting Schedule/Conditions]

This Notice of Restricted Stock Grant may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Notice of Restricted Stock Grant transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[SIGNATURE PAGE FOLLOWS]

By your signature and the signature of the Company’s representative below, you and the Company agree that these shares of Restricted Stock are granted under and governed by the terms and conditions of the DATA443 RISK MITIGATION, Inc. 2023 Equity Incentive Plan (the “Plan”) and the Restricted Stock Agreement, all of which are attached and made a part of this document.

COMPANY

DATA443 RISK MITIGATION, INC.

By:
[OFFICER NAME]
[TITLE]

4000 Park Drive, Suite 400
Research Triangle Park, NC 27709

GRANTEE

[Insert Name of Grantee]

Address:

[Insert Grantee Address]

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Data443 Risk Mitigation, Inc.

Form of Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of [DATE] (the “Grant Date”) by and between Data443 Risk Mitigation, Inc., a Nevada corporation (the “Company”) and [EMPLOYEE NAME] (the “Grantee”).

WHEREAS, the Company has adopted the Data443 Risk Mitigation, Inc. 2023 Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Stock. Pursuant to Section 6.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Award consisting of, in the aggregate, [NUMBER] shares of Common Stock of the Company (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

2. Consideration. [The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company/The Grantee shall pay the Company $[AMOUNT] for each share of Restricted Stock[, representing the par value thereof]].

3. Restricted Period; Vesting.

3.1 Except as otherwise provided herein, provided that the Grantee continuously provides services to the Company through the applicable vesting date[, and further provided that any additional conditions and performance goals set forth in Schedule I have been satisfied], the Restricted Stock will vest in accordance with the following schedule:

Vesting Date	Shares of Common Stock

INSERT APPLICABLE VESTING CONDITIONS

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

The period over which the Restricted Stock vests is referred to as the “Restricted Period”.

3.2 [The foregoing vesting schedule notwithstanding, if the Grantee experiences a Termination of Service for any reason at any time before all of the Grantee’s Restricted Stock has vested, the Grantee’s unvested Restricted Stock shall be automatically forfeited upon such Termination of Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

OR

The foregoing vesting schedule notwithstanding, in the event of the Grantee’s death or if the Grantee’s Continuous Service is terminated by the Company or an Affiliate for Disability, 100% of the unvested Restricted Stock shall vest as of the date of such termination.]

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3.3 [The foregoing vesting schedule notwithstanding, upon the occurrence of a Change in Control, 100% of the unvested Restricted Stock shall vest as of the date of the Change in Control.

OR

The foregoing vesting schedule notwithstanding, if a Change in Control occurs and the Grantee experiences a Termination of Service by the Company or an Affiliate without Cause or by the Grantee for Good Reason, and the Grantee’s date of termination occurs (or in the case of the Grantee’s Termination of Service for Good Reason, the event giving rise to Good Reason occurs), in each case, during the period beginning on the date that is [ninety (90) days/[ALTERNATIVE PERIOD]] before the Change in Control and ending on the date that is [twelve (12) months/[ALTERNATIVE PERIOD]] following the Change in Control, all unvested Restricted Stock shall automatically become 100% vested on the Grantee’s date of termination (or, if later, the date of the Change in Control).

OR

Unless otherwise determined by the Committee at the time of a Change in Control, a Change in Control shall have no effect on the Restricted Stock.]

4. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5. Rights as Shareholder; Dividends.

5.1 The Grantee shall be the record owner of the Restricted Stock until the shares of Common Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. [Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.]

5.2 The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. [Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests.]

5.3 If the Grantee forfeits any rights the Grantee has under this Agreement in accordance with Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such shares.

6. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s service at any time, with or without Cause.

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7. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock shall be adjusted or terminated in any manner as contemplated by Article VIII of the Plan.

8. Tax Liability and Withholding.

8.1 The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a) tendering a cash payment.

(b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the [minimum/maximum] amount of tax required to be withheld by law.

(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

8.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9. Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

10. [Non-competition and Non-solicitation.

10.1 In consideration of the Restricted Stock, the Grantee agrees and covenants not to:

(a) contribute their knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in the business of [DESCRIPTION OF BUSINESS] for a period of [TERM OF MONTHS OR YEARS] following the Grantee’s termination of Continuous Service;

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(b) directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for [TERM OF MONTHS OR YEARS] following the Grantee’s termination of Continuous Service; or

(c) directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, and instant message), attempt to contact or meet with the current[, former or prospective] customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of [TERM OF MONTHS OR YEARS] following the Grantee’s termination of Continuous Service.

10.2 If the Grantee breaches any of the covenants set forth in Section 10.1:

(a) all unvested Restricted Stock shall be immediately forfeited; and

(b) the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.]

11. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12. Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of Common Stock are then listed or quoted.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the [Secretary/[OTHER POSITION]] of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

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16. Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

20. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

21. No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of their normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DATA443 RISK MITIGATION, INC.

By:
Name:
Title:

[EMPLOYEE NAME]

By:
Name:

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